Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:
Kara Bellamy Chief Accounting Officer 805.566.6100 investor@qad.com	Laurie Berman | Matt Sheldon PondelWilkinson Inc. 310.279.5980 pwinvestor@pondel.com

QAD Reports Fiscal 2017 Second Quarter and Year-to-Date Financial Results

-- Strong Subscription Revenue Growth of 37 Percent --

SANTA BARBARA, Calif. – August 25, 2016 – QAD Inc. (NASDAQ: QADA) (NASDAQ: QADB), a leading provider of enterprise software and services designed for global manufacturing companies, today reported financial results for the fiscal 2017 second quarter and first half ended July 31, 2016.

Total revenue for the fiscal 2017 second quarter was $69.8 million, compared with $71.3 million for the fiscal 2016 second quarter, with the change primarily related to $1.2 million of negative currency fluctuation. QAD’s revenue mix continues to shift from license to subscription as the company’s business model accelerates toward cloud-based revenue. Subscription revenue grew 37 percent in constant currency, driving recurring revenue to 66 percent of total revenue, versus 60 percent for last year’s second quarter.

Additional fiscal 2017 second quarter financial results, compared with the prior-year period, include:

●	Continuing its successful transition to the cloud, QAD generated subscription revenue of $12.3 million, versus $9.1 million. Currency had a $191,000 negative impact on subscription revenue.

●	License revenue of $6.4 million, compared with $8.6 million. Currency had a $143,000 negative impact on license revenue.

●	Professional services revenue of $17.8 million, versus $19.8 million. Currency had a $335,000 negative impact on professional services revenue.

●

Maintenance and other revenue of $33.3 million, compared with $33.8 million. On a constant currency basis, maintenance and other revenue was flat year-over-year. Currency had a $576,000 negative impact on maintenance and other revenue.

●

Gross profit of $36.9 million, or 53 percent of total revenue, compared with $38.7 million, or 54 percent of total revenue. Subscription gross margin was 45 percent for the fiscal 2017 second quarter, compared with 44 percent.

●	GAAP net income of $600,000, or $0.03 per diluted Class A and B share, compared with $1.6 million, or $0.09 per diluted Class A share and $0.07 per diluted Class B share.

●

Non-GAAP net income (defined as GAAP net income before stock-based compensation expense, amortization of purchased intangible assets, the change in fair value of an interest rate swap and certain income tax adjustments) of $2.8 million, or $0.15 per diluted Class A share and $0.12 per diluted Class B share, compared with $3.6 million, or $0.19 per diluted Class A share and $0.16 per diluted Class B share.

“Our cloud business continues to perform well as customer interest and acceptance of QAD’s cloud ERP suite grows,” said Karl Lopker, Chief Executive Officer. “During the quarter we booked our largest cloud deal ever, added new cloud customers and continued to build a sales funnel that is heavily weighted toward cloud deals. With solid cloud bookings, we are now also building a strong services backlog.”

Total operating expenses amounted to $37.2 million, or 54 percent of total revenue, for the second quarter of fiscal 2017, compared with $36.3 million, or 51 percent of total revenue, for the same period last year.

Operating loss for the second quarter of fiscal 2017 was $363,000, which included $2.4 million in stock compensation expense. Operating income for the second quarter of fiscal 2016 was $2.3 million, which included $2.4 million in stock compensation expense.

For the first six months of fiscal 2017, total revenue was $135.2 million, versus $140.6 million for the first six months of fiscal 2016. GAAP net loss was $2.1 million, or $0.12 per Class A share and $0.10 per Class B share, for the first half of fiscal 2017, versus GAAP net income of $2.2 million, or $0.12 per diluted Class A share and $0.10 per diluted Class B share, for the first half of fiscal 2016. Non-GAAP net income was $1.5 million, or $0.08 per diluted Class A share and $0.07 per diluted Class B share, compared with $5.2 million, or $0.28 per diluted Class A share and $0.23 per diluted Class B share, for the six months ended July 31, 2015.

QAD’s cash and equivalents balance was $134.7 million at July 31, 2016, compared with $137.7 million at January 31, 2016. As anticipated, cash provided by operations was $1.8 million for the first half of fiscal 2017, versus $9.2 million for the first half of fiscal 2016 mainly as a result of the company’s transition to subscription revenue.

Fiscal 2017 Second Quarter Operational Highlights:

●

Received orders from 23 customers representing more than $500,000 each in combined license, maintenance, subscription and professional services billings, including six orders in excess of $1.0 million, two of which were in excess of $2.0 million;

●

Received license or cloud orders from companies across QAD’s six vertical markets, including: Applied Acoustics, Alfa Wassermann, Asuragen, Autoliv, CoorsTek, Freedom Foods, Freudenberg & Co., Harada Industries, Johnson Controls Inc., Key Safety Systems, Lassonde Pappas, Magna, Mondelez, Moog, Mueller Industries, Nexteer, SMR Automotive and Yanfeng Global Automotive Interiors;

●	Received Cloud Company of the Year Stratus Award from the Business Intelligence Group in recognition of QAD’s best-in-class cloud services;

●	Partnered with Softspeed Consultant Group, a company with more than 20 years of ERP system implementation experience and a long-time QAD on-premise distributor, as a QAD cloud distributor in China;

●	Earned VerAfied status from Veracode for the security layer of the QAD Channel Islands user experience, underscoring QAD’s commitment to developing secure solutions; and

●	Launched Project Network, a website to help QAD customers find service providers for QAD solution-related projects.

Business Outlook

For the fiscal 2017 year, QAD expects:

●	Total revenue of $277 to $283 million, including $50 to $53 million of subscription revenue.

●	GAAP earnings per share of approximately $0.04 to $0.14 per diluted Class A share and $0.03 to $0.13 per diluted Class B share.

●	Non-GAAP earnings per share of approximately $0.38 to $0.48 per diluted Class A share and $0.31 to $0.41 per diluted Class B share.

For the third quarter of fiscal 2017, QAD expects:

●	Total revenue of $68 to $70 million, including approximately $13.2 million of subscription revenue.

●	GAAP income per share of approximately breakeven per Class A share and Class B share.

●	Non-GAAP earnings per share of approximately $0.09 per diluted Class A share and $0.08 per diluted Class B share.

The following is a per share reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share guidance for the next quarter and full fiscal year (in thousands except per share data):

	Fiscal 2017
	Q3	FY2017
GAAP earnings per diluted Class A share - Range	$0.00	$0.04 - $0.14
Add back:
Non-cash stock-based compensation	0.09	0.38
Amortization of purchased intangible assets	0.02	0.07
Change in fair value of interest rate swap	0.00	0.01
Income tax adjustments	(0.02)	(0.12)
Non-GAAP earnings per diluted Class A share - Range	$0.09	$0.38 - $0.48
Shares used in computing earnings per diluted Class A share	16,346	16,311

GAAP earnings per diluted Class B share - Range	$0.00	$0.03 - $0.13
Add back:
Non-cash stock-based compensation	0.08	0.32
Amortization of purchased intangible assets	0.02	0.06
Change in fair value of interest rate swap	0.00	0.00
Income tax adjustments	(0.02)	(0.10)
Non-GAAP earnings per diluted Class B share - Range	$0.08	$0.31 - $0.41
Shares used in computing earnings per diluted Class B share	3,279	3,275

Calculation of Earnings Per Share

EPS is reported based on the company’s dual-class share structure, and includes a calculation for both Class A and Class B shares.  Since Class A shares have rights to 120% of dividends paid on Class B shares, net income is apportioned so that earnings per share attributable to a Class A share are 120% of earnings per share attributable to a Class B share.

Fiscal 2017 Second Quarter Conference Call

When:	Thursday, August 25, 2016
Time:	2:00 p.m. PT (5:00 p.m. ET)
Phone:	800-230-1059 (domestic); 612-234-9960 (international)
Replay:	Accessible through midnight September 1, 2016 800-475-6701 (domestic); 320-365-3844 (international); passcode 394589
Webcast:	Accessible at www.qad.com; archive available for approximately one year

Note about Non-GAAP Financial Measures

QAD has disclosed non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margins, non-GAAP net income and non-GAAP earnings per diluted share in this press release for the second quarter and first six months of fiscal 2017. These are non-GAAP financial measures as defined by SEC Regulation G. QAD defines the non-GAAP measures as follows:

●

Non-GAAP adjusted EBITDA - EBITDA is GAAP net income before net interest expense, income tax expense, depreciation and amortization. Non-GAAP adjusted EBITDA is EBITDA less stock-based compensation expense and the change in the fair value of the interest rate swap.

●	Non-GAAP adjusted EBITDA margins - Calculated by dividing non-GAAP adjusted EBITDA by total revenue.

●

Non-GAAP net income - GAAP net income before stock-based compensation expense, amortization of purchased intangible assets, the change in fair value of the interest rate swap and certain income tax adjustments.

●	Non-GAAP earnings per diluted share - Non-GAAP net income allocated to Class A and Class B shares divided by the weighted average diluted shares outstanding of each class.

QAD’s management uses non-GAAP measures internally to evaluate the business and believes that presenting non-GAAP measures provides useful information to investors regarding the company’s underlying business trends and performance of the company’s ongoing operations as well as useful metrics for monitoring the company’s performance and evaluating it against industry peers. The non-GAAP financial measures presented should be used in addition to, and in conjunction with, results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company. A table providing a reconciliation of the non-GAAP measures to their most comparable GAAP measures is included at the end of this press release.

QAD non-GAAP measures reflect adjustments based on the following items:

EBITDA: The company reports EBITDA as a non-GAAP metric by excluding the effect of net interest expense, income tax expense, depreciation and amortization from net income because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes providing an EBITDA calculation is a more useful comparison of its operating results to the operating results of its peers.

Stock-based compensation expense: The company has excluded the effect of stock-based compensation expense from its non-GAAP adjusted EBITDA, non-GAAP net income and non-GAAP earnings per diluted share calculations. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense which generally requires cash settlement by QAD, and therefore is not used by the company to assess the profitability of its operations. The company also believes the exclusion of stock-based compensation expense provides a more useful comparison of its operating results to the operating results of its peers.

Amortization of purchased intangible assets: The company amortizes purchased intangible assets in connection with its acquisitions. QAD has excluded the effect of amortization of purchased intangible assets, which include purchased technology, customer relationships, trade names and other intangible assets, from its non-GAAP net income and non-GAAP earnings per diluted share calculations, because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes excluding amortization of purchased intangible assets provides a more useful comparison of its operating results to the operating results of its peers.

Change in fair value of the interest rate swap: The company entered into an interest rate swap to mitigate its exposure to the variability of one-month LIBOR for its floating rate debt related to the mortgage of its headquarters. QAD has excluded the gain/loss adjustments to record the interest rate swap at fair value from its non-GAAP adjusted EBITDA, non-GAAP net income and non-GAAP earnings per diluted share calculations. The company believes that these fluctuations are not indicative of its operational costs or meaningful in evaluating comparative period results because the company currently has no intention of exiting the debt agreement early; and therefore over the life of the debt the sum of the fair value adjustments will be $0.

Income tax adjustments: Beginning in fiscal 2016, the company began to compute and utilize a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items such as changes in the tax valuation allowance and tax effects of acquisition-related costs, since each of these can vary in size and frequency. When projecting the long-term rate the company evaluated four years of historical and expected results excluding the impact of the following non-cash items: stock-based compensation expense, amortization of purchased intangibles and the change in fair value of the interest rate swap. The projected rate assumes no new acquisitions and takes into account other factors including the current tax structure, existing tax positions in various jurisdictions and key legislation in major jurisdictions where the company operates. The long-term non-GAAP tax rate is 25%. The company intends to re-evaluate this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur. This long-term rate could be subject to change for a variety of reasons, for example, significant changes in the geographic earnings mix, acquisition activity or fundamental tax law changes in major jurisdictions where the company operates.

About QAD – The Effective Enterprise

QAD Inc. (Nasdaq:QADA) (Nasdaq:QADB) is a leading provider of enterprise software and services designed for global manufacturing companies. For more than 35 years, QAD has provided global manufacturing companies with QAD Enterprise Applications, an enterprise resource planning (ERP) system that supports operational requirements, including financials, manufacturing, demand and supply chain planning, customer management, business intelligence and business process management. QAD Enterprise Applications is offered in flexible deployment models in the cloud, on-premise or in a blended environment. With QAD, customers and partners in the automotive, consumer products, food and beverage, high technology, industrial products and life sciences industries can better align daily operations with their strategic goals to meet their vision of becoming more Effective Enterprises.

For more information about QAD, call +1 805-566-6000, visit www.qad.com.

“QAD” is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the Company’s business, future economic performance or any of the assumptions underlying or relating to any of the foregoing. Forward-looking statements are based on the company’s current expectations. Words such as “expects,” “believes,” “anticipates,” “could,” “will likely result,” “estimates,” “intends,” “may,” “projects,” “should,” “would,” “might,” “plan” and variations of these words and similar expressions are intended to identify these forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements. These risks include, but are not limited to: risks associated with our cloud service offerings, such as defects and disruptions in our services, our ability to properly manage our cloud service offerings, our reliance on third-party hosting and other service providers, and our exposure to liability and loss from security breaches; demand for the company's products, including cloud service, licenses, services and maintenance; pressure to make concessions on our pricing and changes in our pricing models; protection of our intellectual property; dependence on third-party suppliers and other third-party relationships, such as sales, services and marketing channels; changes in our revenue, earnings, operating expenses and margins; the reliability of our financial forecasts and estimates of the costs and benefits of transactions; the ability to leverage changes in technology; defects in our software products and services; third party opinions about the company; competition in our industry; the ability to recruit and retain key personnel; delays in sales; timely and effective integration of newly acquired businesses; economic conditions in our vertical markets and worldwide; exchange rate fluctuations; and the global political environment. For a more detailed description of the risk factors associated with the company and factors that may affect our forward-looking statements, please refer to the company's latest Annual Report on Form 10-K and, in particular, the section entitled “Risk Factors” therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter. Management does not undertake to update these forward-looking statements except as required by law.

-- Financial Tables Follow --

QAD Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Revenue:
License fees	$6,416	$8,560	$10,363	$15,411
Subscription fees	12,317	9,145	23,809	18,564
Maintenance and other	33,266	33,833	66,102	67,216
Professional services	17,779	19,753	34,901	39,365
Total revenue	69,778	71,291	135,175	140,556
Cost of revenue:
License	765	972	1,490	1,901
Subscription	6,748	5,162	12,945	10,226
Maintenance and other	7,769	7,907	15,532	15,684
Professional services	17,623	18,587	35,048	36,915
Total cost of revenue	32,905	32,628	65,015	64,726
Gross profit	36,873	38,663	70,160	75,830
Operating expenses:
Sales and marketing	17,400	16,982	34,322	34,127
Research and development	11,149	10,590	22,283	21,247
General and administrative	8,521	8,602	16,526	17,043
Amortization of intangibles from acquisitions	166	166	331	330
Total operating expenses	37,236	36,340	73,462	72,747
Operating (loss) income	(363)	2,323	(3,302)	3,083
Other (income) expense:
Interest income	(159)	(87)	(331)	(144)
Interest expense	161	190	335	373
Other (income) expense, net	(433)	(413)	437	(532)
Total other expense, net	(431)	(310)	441	(303)
Income (loss) before income taxes	68	2,633	(3,743)	3,386
Income tax (benefit) expense	(532)	1,002	(1,601)	1,206
Net income (loss)	$600	$1,631	$(2,142)	$2,180

Diluted net income (loss) per share
Class A	$0.03	$0.09	$(0.12)	$0.12
Class B	$0.03	$0.07	$(0.10)	$0.10

Diluted Weighted Shares
Class A	16,280	16,261	15,644	16,160
Class B	3,275	3,284	3,205	3,282

QAD Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	July 31, 2016	January 31, 2016
Assets
Current assets:
Cash and equivalents	$134,708	$137,731
Accounts receivable, net	45,468	65,512
Deferred tax assets, net	8,449	8,203
Other current assets	18,369	16,024
Total current assets	206,994	227,470

Property and equipment, net	31,658	32,080
Capitalized software costs, net	1,127	1,553
Goodwill	10,680	10,645
Long-term deferred tax assets, net	12,156	11,919
Other assets, net	2,332	2,679

Total assets	$264,947	$286,346

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$433	$422
Accounts payable and other current liabilities	35,093	42,346
Deferred revenue	85,268	97,911
Total current liabilities	120,794	140,679

Long-term debt	13,975	14,191
Other liabilities	5,052	4,465

Stockholders' equity:
Common stock	20	20
Additional paid-in capital	194,943	195,420
Treasury stock	(15,701)	(18,717)
Accumulated deficit	(45,767)	(40,983)
Accumulated other comprehensive loss	(8,369)	(8,729)
Total stockholders' equity	125,126	127,011

Total liabilities and stockholders' equity	$264,947	$286,346

QAD Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Six Months Ended July 31,
	2016	2015

Net cash provided by operating activities	$1,766	$9,157

Cash flows from investing activities:
Purchase of property and equipment	(1,682)	(1,653)
Capitalized software costs	(62)	(39)
Net cash used in investing activities	(1,744)	(1,692)

Cash flows from financing activities:
Repayments of debt	(233)	(204)
Tax payments, net of proceeds, related to stock awards	(1,584)	(2,165)
Excess tax benefits from share-based payment arrangements	254	1,078
Payment of contingent liability associated with acquisitions	-	(750)
Cash dividends paid	(2,642)	(2,609)
Proceeds from issuance of common stock, net of issuance costs	-	8,365
Net cash (used in) provided by financing activities	(4,205)	3,715

Effect of exchange rates on cash and equivalents	1,160	(1,621)
Net (decrease) increase in cash and equivalents	(3,023)	9,559
Cash and equivalents at beginning of period	137,731	120,526
Cash and equivalents at end of period	$134,708	$130,085

QAD Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015

Total revenue	$69,778	$71,291	$135,175	$140,556

Net income (loss)	600	1,631	(2,142)	2,180
Add back:
Net interest expense	2	103	4	229
Depreciation	1,092	974	2,136	1,973
Amortization	432	456	862	908
Income taxes	(532)	1,002	(1,601)	1,206
EBITDA	$1,594	$4,166	$(741)	$6,496
Add back:
Non-cash stock-based compensation	2,418	2,431	3,972	3,737
Change in fair value of interest rate swap	181	(106)	212	(351)
Adjusted EBITDA	$4,193	$6,491	$3,443	$9,882
Adjusted EBITDA margin	6%	9%	3%	7%

Non-GAAP net income reconciliation

Net income (loss)	$600	$1,631	$(2,142)	$2,180
Add back:
Non-cash stock-based compensation	2,418	2,431	3,972	3,737
Amortization of purchased intangible assets	345	345	690	689
Change in fair value of interest rate swap	181	(106)	212	(351)
Income tax adjustments	(735)	(668)	(1,218)	(1,019)
Non-GAAP net income	$2,809	$3,633	$1,514	$5,236

Non-GAAP earnings per diluted Class A share reconciliation

Earnings (loss) per diluted Class A share	$0.03	$0.09	$(0.12)	$0.12
Add back:
Non-cash stock-based compensation	0.13	0.13	0.21	0.20
Amortization of purchased intangible assets	0.02	0.02	0.04	0.03
Change in fair value of interest rate swap	0.01	(0.01)	0.01	(0.02)
Income tax adjustments	(0.04)	(0.04)	(0.06)	(0.05)
Non-GAAP earnings per diluted Class A share	$0.15	$0.19	$0.08	$0.28

Shares used in computing earnings per diluted Class A share	16,280	16,261	16,263	16,160

Non-GAAP earnings per diluted Class B share reconciliation

Earnings (loss) per diluted Class B share	$0.03	$0.07	$(0.10)	$0.10
Add back:
Non-cash stock-based compensation	0.10	0.11	0.18	0.17
Amortization of purchased intangible assets	0.01	0.01	0.03	0.03
Change in fair value of interest rate swap	0.01	(0.00)	0.01	(0.02)
Income tax adjustments	(0.03)	(0.03)	(0.05)	(0.05)
Non-GAAP earnings per diluted Class B share	$0.12	$0.16	$0.07	$0.23

Shares used in computing earnings per diluted Class B share	3,275	3,284	3,274	3,282